Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mobilicom Limited

Level 7, 90 Collins Street

Melbourne, Victoria, 3000

Australia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 25, 2024, relating to the consolidated financial statements of Mobilicom Limited (the "Company"), appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

Tel-Aviv, Israel	/s/ Ziv haft
January 14, 2025	Certified Public Accountants (Isr.)
BDO Member Firm